Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of GTC Biotherapeutics, Inc. (the “Company”) for the quarterly period ended September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof, (the “Report”), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to each of the undersigned’s knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be part of the Report or filed for any purpose whatsoever.

Date: October 27, 2010	/s/ William K. Heiden
William K. Heiden
Chairman, Chief Executive Officer, President and Principal Executive Officer

Date: October 27, 2010	/s/ Kristie A. Bolieau
Kristie A. Bolieau
Principal Accounting Officer and Principal Financial Officer